EXHIBIT 4.1


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                             WESTERN RESOURCES, INC.


                                       TO


                          HARRIS TRUST AND SAVINGS BANK


                                   as Trustee


                               ------------------





                       THIRTY-THIRD SUPPLEMENTAL INDENTURE


                           Dated as of August 11, 1997


            First Mortgage Bonds, 6-7/8% Convertible Series Due 2004,
              Convertible at the option of the Company into 6-7/8%
                         Unsecured Senior Notes Due 2004


            First Mortgage Bonds, 7-1/8% Convertible Series Due 2009,
              Convertible at the option of the Company into 7-1/8%
                         Unsecured Senior Notes Due 2009





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



                              TABLE OF CONTENTS(1)



                                                                            Page

Parties...................................................................  1

Recitals..................................................................  1

Granting Clause...........................................................  4

Habendum..................................................................  6

Exceptions and Reservations...............................................  6

Grant in Trust............................................................  7

General Covenant..........................................................  7

ARTICLE I.    Description of Bonds of the First and
                  Second Convertible Series.................................7

Section 1.    General Description of Bonds of the First and Second
                  Convertible Series........................................7

Section 2.    Denominations of Bonds of the First and Second Convertible
                  Series and privilege of exchange .........................9

Section 3.    Form of Bonds of the First Convertible
                  Series....................................................9

Section 4.    Form of Bonds of the Second Convertible Series...............17

----------

1 Note: The Table of Contents is not part of this Supplemental Indenture and should not be considered as such. It is included only for purposes of convenience.

                                                                            Page

Section 5.    Execution and Form of Temporary Bonds of the First and
                 Second Convertible Series ..................................24

ARTICLE II.   Issue of Bonds of the First and Second Convertible Series......24

Section 1.    Limitations as to principal amount.............................24

Section 2.    Execution and Delivery of Bonds of the First and Second
                 Convertible Series..........................................24

ARTICLE III.  Redemption.....................................................24

Section 1.    Bonds of the First and Second Convertible Series are
                 not redeemable..............................................24

ARTICLE IV.   Additional Covenants...........................................25

Section 1.    Title to mortgaged property....................................25

Section 2.    To retire certain portions of Bonds upon release of
                  all or substantially all of the gas
                  properties.................................................25

Section 3.    To retire certain portions of Bonds upon release of all
                  or substantially all of the electric
                  properties.................................................26

ARTICLE V.    Amendment to Ratio of Bonds Issuable; to Property Additions
                  and of Certain Other Ratios. Amendments of Net Earnings
                  Test Use of Facsimile Signatures. Amendment of Article XV.
                  Reservation of Right to Amend Article VII..................27

Section 1. So long as Bonds of the First and Second Convertible Series remain outstanding:

              Bonds issuable on basis only of 60% of net bondable value
                  of property additions not subject to an unfunded
                  prior lien.................................................27

              Amendment of definition of net bondable value of property
                  additions not subject to an unfunded prior lien............27

                                                                            Page

              Monies deposited with Trustee under Section 5(a) of Article III of the Original Indenture may not be withdrawn in an amount in excess of 60% of net bondable value of property additions not subject to an unfunded prior lien, notwithstanding provisions of Section 3(a) of Article VIII of the Original
                  Indenture..................................................28

              Amendment of definition of net bondable value of property
                  additions subject to an unfunded prior lien................28

              Amendment of covenants in Sections 14 and 16 of Article
                  IV and Section 1 of Article XII of the Original
                  Indenture with respect to acquisition of property
                  subject to an unfunded prior lien .........................28

              Definitions: minimum charge for depreciation; net earnings of property available for interest, depreciation and
                  property retirement; net earnings of another corporation available for interest, depreciation and property retirement.................................................28

              Amendment of Articles III, IV and XII of the Original
                  Indenture..................................................31

Section 2.    Facsimile Signatures...........................................31

Section 3.    Amendment of Article XV of Original Indenture so as to
                  substitute 60% for 80% whenever it appears.................32

Section 4.    Amendment of Article XV of Original Indenture to add
                  a Section 9................................................32

Section 5.    Reservation of Right to Amend Article VII......................34

Section 6.    Reservation of Right to Delete certain requirements
                  and conditions.............................................37

ARTICLE VI.   Conversion of Bonds of the First and Second Convertible
                  Series.....................................................38

Section 1.    Conversion Provision...........................................38

Section 2.    Conditions for Conversion......................................38

                                                                            Page

Section 3.    Notice and Effect of Conversion................................38

Section 4.    Cancellation...................................................40

ARTICLE VII.  Miscellaneous Provisions.......................................40

Section 1.    Acceptance of Trust............................................40

Section 2.    Responsibility and Duty of Trustee.............................40

Section 3.    Parties to include successors and assigns......................41

Section 4.    Benefits restricted to parties and to holders of Bonds
                 and coupons.................................................41

Section 5.    Execution in counterparts......................................41

Section 6.    Titles of Articles not part of the Thirty-Third
                 Supplemental Indenture......................................41

TESTIMONIUM.................................................................S-1

SIGNATURES AND SEALS........................................................S-1

ACKNOWLEDGMENTS.............................................................S-3

Appendix A..................................................................A-1

     THIRTY-THIRD SUPPLEMENTAL INDENTURE, dated as of the 11th day of August, Nineteen Hundred and Ninety-Seven, made by and between Western Resources, Inc., formerly The Kansas Power and Light Company, a corporation organized and existing under the laws of the State of Kansas (hereinafter called the "Company"), party of the first part, and Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois whose mailing address is 111 West Monroe Street, P.O. Box 755, Chicago, Illinois 60690 (hereinafter called the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated July 1, 1939, hereinafter mentioned, party of the second part;

     WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust, dated July 1, 1939 (hereinafter referred to as the "Original Indenture"), to provide for and to secure an issue of First Mortgage Bonds of the Company, issuable in series, and to declare the terms and conditions upon which the Bonds are to be issued thereunder; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee Thirty-Two Supplemental Indentures supplemental to said Original Indenture, of which Thirty provided for the issuance thereunder of series of the Company's First Mortgage Bonds, and there is set forth below information with respect to such Supplemental Indentures as have provided for the issuance of Bonds, and the principal amount of Bonds which remain outstanding as of August 11, 1997.

Supplemental                                                 Series of
Indenture                                                    First Mort-              Principal       Principal
Hereinafter                                                  gage Bonds               Amount          Amount
Called                               Date                    Provided For             Issued          Outstanding
-----------                          ----                    ------------             ---------       -----------
Supplemental Indenture               July 1, 1939            3-1/2% Series          $26,500,000       None
                                                             Due 1969
Second Supplemental                  April 1, 1949           2-7/8% Series          10,000,000        None
  Indenture                                                  Due 1979
Fourth Supplemental                  October 1, 1949         2-3/4% Series          6,500,000         None
  Indenture                                                  Due 1979
Fifth Supplemental                   December 1, 1949        2-3/4% Series          32,500,000        None
  Indenture                                                  Due 1984
Seventh Supplemental                 December 1, 1951        3-1/4% Series          5,250,000         None
  Indenture                                                  Due 1981
Eighth Supplemental                  May 1, 1952             3-1/4% Series          4,750,000         None
  Indenture                                                  Due 1982
Ninth Supplemental                   October 1, 1954         3-1/8% Series          $8,000,000        None
  Indenture                                                  Due 1984
Tenth Supplemental                   September 1, 1961       4-3/4% Series          13,000,000        None
  Indenture                                                  Due 1991
Eleventh Supplemental                April 1, 1969           7-5/8% Series          19,000,000        None
  Indenture                                                  Due 1999
Twelfth Supplemental                 September 1, 1970       8-3/4% Series          20,000,000        None
  Indenture                                                  Due 2000
Thirteenth Supplemental              February 1, 1975        8-5/8% Series          35,000,000        None
  Indenture                                                  Due 2005
Fourteenth Supplemental              May 1, 1976             8-5/8% Series          45,000,000        None
  Indenture                                                  Due 2006
Fifteenth Supplemental               April 1, 1977           5.90% Pollution        32,000,000        None
  Indenture                                                  Control Series
                                                             Due 2007
Sixteenth Supplemental               June 1, 1977            8-1/8% Series          30,000,000        None
  Indenture                                                  Due 2007
Seventeenth Supplemental             February 1, 1978        8-3/4% Series          35,000,000        None

Supplemental                                                 Series of
Indenture                                                    First Mort-              Principal       Principal
Hereinafter                                                  gage Bonds               Amount          Amount
Called                               Date                    Provided For             Issued          Outstanding
-----------                          ----                    ------------             ---------       -----------

  Indenture                                                  Due 2008
Eighteenth Supplemental              January 1, 1979         6-3/4% Pollution       45,000,000        None
  Indenture                                                  Control Series
                                                             Due 2009
Nineteenth Supplemental              May 1, 1980             8-1/4% Pollution       45,000,000        None
  Indenture                                                  Control Series
                                                             Due 1983
Twentieth Supplemental               November 1, 1981        16.95% Series          25,000,000        None
  Indenture                                                  Due 1988
Twenty-First Supplemental            April 1, 1982           15% Series             60,000,000        None
  Indenture                                                  Due 1992
Twenty-Second Supplemental           February 1, 1983        9-5/8% Pollution       58,500,000        None
  Indenture                                                  Control Series
                                                             Due 2013
Twenty-Third Supplemental            July 1, 1986            8-1/4% Series          60,000,000        None
  Indenture                                                  Due 1996
Twenty-Fourth Supplemental           March 1, 1987           8-5/8% Series          50,000,000        None
  Indenture                                                  Due 2017
Twenty-Fifth Supplemental            October 15, 1988        9.35% Series           75,000,000        None
  Indenture                                                  Due 1998
Twenty-Sixth Supplemental            February 15, 1990       8-7/8% Series          75,000,000        $75,000,000
  Indenture                                                  Due 2000
Twenty-Seventh Supplemental          March 12, 1992          7.46% Demand           $370,000,000      None
  Indenture                                                  Series
Twenty-Eighth Supplemental           July 1, 1992            7-1/4% Series          125,000,000       $125,000,000
  Indenture                                                  Due 1999
                                                             8-1/2% Series          125,000,000       125,000,000
                                                             Due 2022
Twenty-Ninth Supplemental            August 20, 1992         7-1/4% Series          100,000,000       100,000,000
  Indenture                                                  Due 2002
Thirtieth Supplemental               February 1, 1993        6% Pollution           58,500,000        58,420,000
  Indenture                                                  Control Revenue
                                                                Refunding Series
                                                                        Due 2033
Thirty-First Supplemental            April 15, 1993          7.65% Series           100,000,000       100,000,000
  Indenture                                                  Due 2023
Thirty-Second Supplemental           April 15, 1994          7-1/2% Series          75,500,000        75,500,000
  Indenture                                                  Due 2032

; and

     WHEREAS, the Company is entitled at this time to have authenticated and delivered additional bonds on the basis of net bondable value of property additions not subject to an unfunded prior lien and in substitution for refundable Bonds, upon compliance with the provisions of Article III of the Original Indenture, as amended; and

     WHEREAS, the Company desires by this Thirty-Third Supplemental Indenture to supplement the Original Indenture and to provide for the creation of a new series of bonds under the Original Indenture to be designated "First Mortgage Bonds, 6-7/8% Convertible Series Due 2004, Convertible at the option of the Company into 6-7/8% Unsecured Senior Notes Due 2004" (hereinafter called "Bonds of the First Convertible Series") and a new series of bonds under the Original Indenture to be designated "First Mortgage Bonds, 7-1/8% Convertible Series Due 2009, Convertible at the option of the Company into 7-1/8% Un-secured Senior Notes Due 2009"(hereinafter called "Bonds of the Second Convertible Series") (the 6-7/8% Unsecured Senior Notes Due 2004 and the 7-1/8% Unsecured Senior Notes Due 2009 are hereinafter collectively referred to as the "New Senior Notes"); and the Original Indenture provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided by the execution of an appropriate supplemental indenture; and

     WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and indentures supplemental thereto, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

     WHEREAS, all conditions and requirements necessary to make this Thirty-Third Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH: That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of these presents, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Original Indenture as amended by all indentures supplemental thereto (hereinafter sometimes collectively called the "Indenture") according to their tenor, purport and effect, and to declare certain terms and conditions upon and subject to which Bonds are to be issued and secured, the Company has executed and delivered this Supplemental Indenture, and by these presents grants, bargains, sells, warrants, aliens, releases, conveys, assigns, transfers, mortgages, pledges, sets over and ratifies and confirms unto Harris Trust and Savings Bank, as Trustee, and to its successors in trust under the Indenture forever, all and singular the following described properties (in addition to all other properties heretofore specifically subjected to the lien of the Indenture and not heretofore released from the lien thereof), that is to say:

                                     FIRST.

     All and singular the rents, real estate, chattels real, easements, servitudes, and leaseholds of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including, among other things, the property described in Appendix A hereto under the caption "First", which description is hereby incorporated herein by reference and made a part hereof as if fully set forth herein, together with all improvements of any type located thereon.

                                     SECOND.

     Also all transmission and distribution systems used for the transmission and distribution of electricity, steam, water, gas and other agencies for light, heat, cold or power, or any other purpose whatever, whether underground or overhead or on the surface or otherwise of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, furnaces, switchboards, transformers, insulators, meters, lamps, fuses, junction boxes, water pumping stations, regulator stations, town border metering stations and other electric, steam, water and gas fixtures and apparatus.

                                     THIRD.

     Also all franchises and all permits, ordinances, easements, privileges and immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, gas, water or steam for the supply to itself or others of light, heat, cold or power or any other purpose whatsoever, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

     Also all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

                                     FOURTH.

     Also, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

                                     FIFTH.

     Together with all and singular, the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law and in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, all properties of the character excepted from the lien of the Original Indenture.

     TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

     SUBJECT, HOWEVER, to the exceptions and reservations hereinabove referred to, to existing leases other than leases which by their terms are subordinate to the lien of the Indenture, to existing liens upon rights-of-way for transmission or distribution line purposes, as defined in Article I of the Original Indenture; and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property hereinbefore described and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

     IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture, and the indentures supplemental thereto, including this Thirty-Third Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular se-ries over the Bonds and coupons of any other series by reason of priority in the time of issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

     AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto for the benefit of those who shall hold the Bonds and coupons, or any of them, to the be issued under the Indenture as follows:

                                    ARTICLE I

                        Description of Bonds of the First
                          and Second Convertible Series

     SECTION 1. The First and Second Convertible Series of Bonds to be executed, authenticated and delivered under and secured by the Original Indenture shall be Bonds of the 6-7/8% Convertible Series and Bonds of the 7-1/8% Convertible Series. The Bonds of the First Convertible Series shall be designated as "First Mortgage Bonds, 6-7/8% First Convertible Series Due 2004 convertible at the option of the Company into 6-7/8% Unsecured Senior Notes Due 2004" of the Company. The Bonds of the Second Convertible Series shall be designated as "First Mortgage Bonds, 7-1/8% Second Convertible Series Due 2009, convertible at the option of the Company into 7-1/8% Unsecured Senior Notes Due 2009" of the Company. Each of the Bonds of the First and Second Convertible Series shall be executed, authenticated and delivered in accordance with provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture, as amended, and subject to all the terms, conditions and covenants of this Supplemental Indenture.

     Bonds of the First Convertible Series shall mature August 1, 2004 and shall bear interest at the rate of six and seven-eighths percent (6-7/8%) per annum payable semiannually on the 1st days of February and August in each year, commencing February 1, 1998. Bonds of the Second Convertible Series shall mature August 1, 2009, and shall bear interest at the rate of seven and one-eighth percent (7-1/8%) per annum payable semiannually on the 1st days of February and August in each year, commencing February 1, 1998. Every Bond of the First and Second Convertible Series shall be dated the date of authentication except that, notwithstanding the provisions of Section 6 of Article II of the Original Indenture, if any Bond of the First or Second Convertible Series shall be authenticated at any time subsequent to the record date (as hereinafter in this Section defined) for any interest payment date but prior to the day following such interest payment date, it shall be dated as of the day following such interest payment date, provided, however, that if at the time of authentication of any Bond of the First or Second Convertible Series interest shall be in default on any such Bond of the First or Second Convertible Series, such Bond shall be dated as of the day following the interest payment date to which interest has previously been paid in full or made available for payment in full on outstanding Bonds of the First or Second Convertible Series or, if no interest has been paid or made available for payment, as of the date of initial authentication and delivery of such Bond. Every Bond of the First or Second Convertible Series shall bear interest from the February 1 or August 1 next preceding the date thereof, unless such Bond shall be dated prior to February 1, 1998, in which case it shall bear interest from August 11, 1997.

     The person in whose name any Bond of the First or Second Convertible Series is registered at the close of business on any record date with regard to any interest payment shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon the transfer or exchange or the conversion thereof subsequent to such record date and prior to the day following such interest payment date, provided that accrued interest on Bonds of the First or Second Convertible Series converted after a record date but before the related interest payment date, shall be paid to the holder of record of such Bonds of the First or Second Convertible Series on such interest payment date, and the New Senior Notes into which such Bonds of the First or Second Convertible Series shall have been converted will begin to accrue interest from such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. The term "record date" as used in this Section with regard to any semiannual interest payment date shall mean the close of business on the tenth day next preceding such interest payment date, or, if such tenth day is not a business day, the business day next preceding such tenth day. The Bonds of the First and Second Convertible Series shall be payable as to principal, premium, if any, and interest, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the agency of the Company in the City of Chicago, Illinois, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder's registered address.

     SECTION 2. The Bonds of the First and Second Convertible Series shall be registered bonds without coupons of the denominations of $1,000 and of any multiples of $1,000, numbered consecutively from R1 upwards. Bonds of the First Convertible Series may be interchanged for each other and Bonds of the Second Convertible Series may be interchanged for each other in authorized denominations and in the same aggregate principal amounts, without charge, except for any tax or governmental charge imposed in connection with such interchange.

     SECTION 3. The Bonds of the First Convertible Series, and the Trustee's Certificate with respect thereto, shall be substantially in the following forms, respectively:

             [FORM OF FACE OF BOND OF THE FIRST CONVERTIBLE SERIES]


                             WESTERN RESOURCES, INC.


              (Incorporated under the laws of the State of Kansas)


             FIRST MORTGAGE BOND, 6-7/8% CONVERTIBLE SERIES DUE 2004


              Convertible at the option of the Company into 6-7/8%
                         Unsecured Senior Notes Due 2004


                               DUE AUGUST 1, 2004

No. ___________                                                $____________


     WESTERN RESOURCES, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called "the Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________________ or registered assigns, on the first day of August, 2004 the sum of _____________________ Dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the first day of February or August next preceding the date of this Bond at the rate of six and seven-eighths percent (6-7/8%) per annum, payable semiannually, on the first days of February and August in each year, commencing February 1, 1998 (on which date interest from August 11, 1997 will be payable), until maturity, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest payable on any February 1 or August 1 as aforesaid will be paid to the person in whose name this Bond is registered at the close of business on the tenth day next preceding such interest payment date, or if such tenth day is not a business day, the business day next preceding such tenth day, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered on the date of payment of such defaulted interest. Principal of and premium, if any, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder hereof, at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder's registered address.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

     The provisions of this Bond are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, WESTERN RESOURCES, INC. has caused this Bond to be signed in its name by its Chairman of the Board and Chief Executive Officer or its President or a Vice President, manually or by facsimile, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, manually or by facsimile.

Dated:

                                      WESTERN RESOURCES, INC.


                                      By______________________________
Attest:


--------------------------
                Secretary

                         [FORM OF TRUSTEE'S CERTIFICATE]

     This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust of July 1, 1939 and Supplemental Indenture dated August 11, 1997.

                                  HARRIS TRUST AND SAVINGS BANK,
                                    Trustee,


                                  By_________________________________
                                        Authorized Officer

            [FORM OF REVERSE OF BOND OF THE FIRST CONVERTIBLE SERIES]


                             WESTERN RESOURCES, INC.


             First Mortgage Bond, 6-7/8% Convertible Series Due 2004


              Convertible at the option of the Company into 6-7/8%
                         Unsecured Senior Notes Due 2004


                               DUE AUGUST 1, 2004
                                   (CONTINUED)

     This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a Mortgage and Deed of Trust, dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank (herein called the "Trustee"), as Trustee, as amended by the indentures supplemental thereto including the indenture supplemental thereto dated August 11, 1997 (herein called the "Supplemental Indenture"), between the Company and the Trustee (said Mortgage and Deed of Trust, as so amended, being herein called the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, 6-7/8% Convertible Series Due 2004 convertible at the option of the Company into 6-7/8% Unsecured Senior Notes Due 2004" (herein called "Bonds of the First Convertible Series") of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

     To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bond-holders called and held as provided in the Indenture, and by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series (i) to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939 (ii) to delete the requirement that the Company meet a net earnings test as a condition to authenticating additional Bonds or merging into another company and
(iii) to make certain other amendments which make the provisions for the release of mortgaged property less restrictive, all as more fully provided in the Indenture and in the Supplemental Indenture. In addition, once all Bonds issued prior to January 1, 1997 are no longer outstanding, the Company will be permitted to issue additional Bonds in an amount equal to 70% of the value of net bondable property additions not subject to an unfunded prior lien, as provided in the Original Indenture.

     The Bonds of the First Convertible Series are not redeemable prior to maturity.

     In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other author-ized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

     At any time the Bonds of the First Convertible Series are outstanding, the Company may, solely at its option, convert the Bonds of the First Convertible Series, in whole but not in part, for New Senior Notes(as defined in the Supplemental Indenture). The New Senior Notes would be identical to the Bonds of the First Convertible Series with respect to the maturity date, redemption provisions, interest rate and interest payment dates; however, holders of New Senior Notes will, among other things, no longer be entitled to the security provided by the Indenture since the New Senior Notes will be unsecured obligations of the Company and the financial covenants, the events of default and certain other terms pertaining to the New Senior Notes will differ from those pertaining to the Bonds of the First Convertible Series. Holders of Bonds of the First Convertible Series so converted will be entitled to receive $1,000 in principal amount of New Senior Notes for each $1,000 of principal amount of Bonds of the First Convertible Series held by such holder as of the date fixed for Conversion (the "Conversion Date"). In connection with any such conversion, interest on converted Bonds of the First Convertible Series which has accrued but has not been paid as of the Conversion Date will accrue on New Senior Notes from the date on which interest was last paid on the Bonds of the First Convertible Series so converted, provided that accrued interest on Bonds of the First Convertible Series converted after a record date but before the related interest payment date, shall be paid to the holder of record of such Bonds of the First Convertible Series on such interest payment date, and the New Senior Notes into which such Bonds of the First Convertible Series shall have been converted will begin to accrue interest from such interest payment date. The rights of the holders of the Bonds of the First Convertible Series as bondholders of the Company with respect to the bonds converted will cease and the person or persons entitled to receive the New Senior Notes issuable upon Conversion will be treated as the registered holder or holders of such New Senior Notes from the Conversion Date. Each holder of a Bond of the First Convertible Series and each owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof does so agree. New Senior Notes issued in conversion of Bonds of the First Convertible Series will be issued in principal amounts of $1,000 and integral multiples thereof. The Company may condition its obligation to convert Bonds of the First Convertible Series upon the satisfaction of certain conditions to be specified in the notice referred to below. The Company will mail to each holder of record of the Bonds of the First Convertible Series to be converted into New Senior Notes written notice thereof at least 15 and not more than 120 days prior to the Conversion Date. The notice must state (i) the Conversion Date, (ii) the place or places where certificates for Bonds of the First Convertible Series may be surrendered for conversion into New Senior Notes, (iii) that interest on the New Senior Notes will accrue from the date on which interest on the Bonds of the First Convertible Series was last paid (except in the case of a Conversion Date after a record date, but before the related interest payment date, in which case interest will accrue from the interest payment date next following such record date) and interest on Bonds of the First Convertible Series shall henceforth no longer accrue, (iv) the conditions, if any, required to be satisfied concurrent with or prior to the Conversion Date, (v) that whether or not certificates for Bonds of the First Convertible Series are surrendered for conversion on such Conversion Date, holders of the Bonds of the First Convertible Series will be treated as holders of New Senior Notes from and after the Conversion Date, (vi) on and after the Conversion Date Bonds of the First Convertible Series shall be deemed refundable bonds, and may be used for any purpose provided for such bonds under the Mortgage.

     SECTION 4. The Bonds of the Second Convertible Series and the Trustee's Certificate with respect thereto, shall be substantially in the following forms, respectively:

             [FORM OF FACE OF BOND OF THE SECOND CONVERTIBLE SERIES]


                             WESTERN RESOURCES, INC.


              (Incorporated under the laws of the State of Kansas)


             FIRST MORTGAGE BOND, 7-1/8% CONVERTIBLE SERIES DUE 2009


              Convertible at the option of the Company into 7-1/8%
                         Unsecured Senior Notes Due 2009

                               DUE AUGUST 1, 2009

No. ___________                                                  $____________


     WESTERN RESOURCES, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called "the Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________________ or registered assigns, on the first day of August 2009 the sum of _____________________ Dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the first day of February or August next preceding the date of this Bond at the rate of seven and one-eighth percent (7-1/8%) per annum, payable semiannually, on the first days of February and August in each year, commencing February 1, 1998 (on which date interest from August 11, 1997 will be payable), until maturity, or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest payable on any February 1 or August 1 as aforesaid will be paid to the person in whose name this Bond is registered at the close of business on the tenth day next preceding such interest payment date, or if such tenth day is not a business day, the business day next preceding such tenth day, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered on the date of payment of such defaulted interest. Principal of and premium, if any, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder hereof, at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder's registered address.

     This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

     The provisions of this Bond are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, WESTERN RESOURCES, INC. has caused this Bond to be signed in its name by its Chairman of the Board and Chief Executive Officer or its President or a Vice President, manually or by facsimile, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, manually or by facsimile.

Dated:
                                        WESTERN RESOURCES, INC.


                                        By_________________________________
Attest:


--------------------------
                Secretary

                         [FORM OF TRUSTEE'S CERTIFICATE]

     This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust of July 1, 1939 and Supplemental Indenture dated August 11, 1997.

                                    HARRIS TRUST AND SAVINGS BANK,
                                    Trustee,


                                    By________________________________
                                            Authorized Officer

           [FORM OF REVERSE OF BOND OF THE SECOND CONVERTIBLE SERIES]


                             WESTERN RESOURCES, INC.


            First Mortgage Bond, 7-1/8 % Convertible Series Due 2009


              Convertible at the option of the Company into 7-1/8%
                         Unsecured Senior Notes Due 2009


                               DUE AUGUST 1, 2009
                                   (CONTINUED)

     This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a Mortgage and Deed of Trust, dated July 1, 1939, executed by the Company to Harris Trust and Savings Bank (herein called the "Trustee"), as Trustee, as amended by the indentures supplemental thereto including the indenture supplemental thereto dated August 11, 1997 (herein called the "Supplemental Indenture"), between the Company and the Trustee (said Mortgage and Deed of Trust, as so amended, being herein called the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, 7-1/8 % Convertible Series Due 2009 convertible at the option of the Company into 7-1/8 % Unsecured Senior Notes due 2009" (herein called "Bonds of the Second Convertible Series") of the Company, issued under and secured by the Indenture executed by the Company to the Trustee.

     To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of Bond-holders called and held as provided in the Indenture, and by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series (i) to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939 (ii) to delete the requirement that the Company meet a net earnings test as a condition to authenticating additional Bonds or merging into another company and
(iii) to make certain other amendments which make the provisions for the release of mortgaged property less restrictive, all as more fully provided in the Indenture and in the Supplemental Indenture. In addition, once all Bonds issued prior to January 1, 1997 are no longer outstanding, the Company will be permitted to issue additional Bonds in an amount equal to 70% of the value of net bondable property additions not subject to an unfunded prior lien, as provided in the Original Indenture.

     The Bonds of the Second Convertible Series are not redeemable prior to maturity.

     In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other author-ized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

     At any time the Bonds of the Second Convertible Series are outstanding, the Company may, solely at its option, convert the Bonds of the Second Convertible Series, in whole but not in part, for New Senior Notes(as defined in the Supplemental Indenture). The New Senior Notes would be identical to the Bonds of the Second Convertible Series with respect to the maturity date, redemption provisions, interest rate and interest payment dates; however, holders of New Senior Notes will, among other things, no longer be entitled to the security provided by the Indenture since the New Senior Notes will be unsecured obligations of the Company and the financial covenants, the events of default and certain other terms pertaining to the New Senior Notes will differ from those pertaining to the Bonds of the Second Convertible Series. Holders of Bonds of the Second Convertible Series so converted will be entitled to receive $1,000 in principal amount of New Senior Notes for each $1,000 of principal amount of Bonds of the Second Convertible Series held by such holder as of the date fixed for Conversion (the "Conversion Date"). In connection with any such conversion, interest on converted Bonds of the Second Convertible Series which has accrued but has not been paid as of the Conversion Date will accrue on New Senior Notes from the date on which interest was last paid on the Bonds of the Second Convertible Series so converted, provided that accrued interest on Bonds of the Second Convertible Series converted after a record date but before the related interest payment date, shall be paid to the holder of record of such Bonds of the Second Convertible Series on such interest payment date, and the New Senior Notes into which such Bonds of the Second Convertible Series shall have been converted will begin to accrue interest from such interest payment date. The rights of the holders of the Bonds of the Second Convertible Series as bondholders of the Company with respect to the bonds converted will cease and the person or persons entitled to receive the New Senior Notes issuable upon conversion will be treated as the registered holder or holders of such New Senior Notes from the Conversion Date. Each holder of a Bond of the Second Convertible Series and each owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof does so agree. New Senior Notes issued in conversion of Bonds of the Second Convertible Series will be issued in principal amounts of $1,000 and integral multiples thereof. The Company may condition its obligation to convert Bonds of the Second Convertible Series upon the satisfaction of certain conditions to be specified in the notice referred to below. The Company will mail to each holder of record of the Bonds of the Second Convertible Series to be converted into New Senior Notes written notice thereof at least 15 and not more than 120 days prior to the Conversion Date. The notice must state (i) the Conversion Date, (ii) the place or places where certificates for Bonds of the Second Convertible Series may be surrendered for conversion into New Senior Notes, (iii) that interest on the New Senior Notes will accrue from the date on which interest on the Bonds of the Second Convertible Series was last paid (except in the case of a Conversion Date after a record date, but before the related interest payment date, in which case interest will accrue from the interest payment date next following such record date) and interest on Bonds of the Second Convertible Series shall henceforth no longer accrue, (iv) the conditions, if any, required to be satisfied concurrent with or prior to the Conversion Date, (v) that whether or not certificates for Bonds of the Second Convertible Series are surrendered for conversion on such Conversion Date, holders of the Bonds of the Second Convertible Series will be treated as holders of New Senior Notes from and after the Conversion Date, (vi) on and after the Conversion Date Bonds of the Second Convertible Series shall be deemed refundable bonds, and may be used for any purpose provided for such bonds under the Mortgage.

     SECTION 5. Until Bonds of the First and Second Convertible Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds of the First and Second Convertible Series in temporary form, as provided in Section 9 of Article II of the Original Indenture.

                                   ARTICLE II

            Issue of Bonds of the First and Second Convertible Series

     SECTION 1. The total principal amount of Bonds of the First and Second Convertible Series which may be authenticated and delivered hereunder is not limited except as the Original Indenture and this Supplemental Indenture limit the principal amount of Bonds which may be issued thereunder.

     SECTION 2. Bonds of the First Convertible Series for the aggregate principal amount of Three Hundred and Seventy Million Dollars ($370,000,000) and Bonds of the Second Convertible Series for the aggregate principal amount of One Hundred and Fifty Million Dollars ($150,000,000) may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Article III and
Article XVIII of the Original Indenture, as amended.

                                   ARTICLE III

                                   Redemption

     SECTION 1. Bonds of the First and Second Convertible Series are not redeemable prior to maturity.

                                   ARTICLE IV

                              Additional Covenants

     The Company hereby covenants, warrants and agrees:

     SECTION 1. That the Company is lawfully seized and possessed of all of the mortgaged property described in the granting clauses of this Supplemental Indenture; that it has good, right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property is, at the actual date of the initial issue of the Bonds of the First and Second Convertible Series, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Indenture, except as set forth in the granting clauses of the Original Indenture, the Twenty-Sixth Supplemental Indenture, the Twenty-Eighth Supplemental Indenture, the Twenty-Ninth Supplemental Indenture, the Thirtieth Supplemental Indenture, the Thirty-First Supplemental Indenture, the Thirty-Second Supplemental Indenture or this Supplemental Indenture.

     SECTION 2. So long as any Bonds of any series originally issued prior to January 1, 1997 are outstanding, in the event that all or substantially all of the gas properties (either with or without including the gas property in the City of Atchison, Kansas) shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the lesser of

          (a) the fair value of the gas properties so released pursuant to
     Section 3 of Article VII of the Original Indenture, as stated in the engineer's certificate required by Section 3(b) of said Article VII, and the proceeds of the gas properties so released pursuant to Section 5 of said Article VII, less the amount of moneys, deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of said Article VII on such release, withdrawn or reduced pursuant to Section 1 of Article VIII of the Original Indenture simultaneously with or within three months after such release; or

          (a) the greater of

               (i) Nine Million Dollars ($9,000,000) plus One Hundred Seventy-Five Thousand Dollars ($175,000) for each full year (disregarding any period less than a full year) beginning with July 1, 1949, and ending on the date of such release, less One Million Seven Hundred Thousand Dollars ($1,700,000), or

               (ii) One-half of the fair value of the gas properties so released, as stated in the engineer's certificate required by Section 3(b) of Article VII of the Original Indenture, and one-half of the proceeds of the gas properties so released pursuant to Section 5 of said Article VII.

Such retirement of Bonds shall be effected in either one or both of the following methods:

          (aa) By the withdrawal pursuant to Section 2 of Article VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release; or

          (bb) By causing the Trustee to purchase or redeem bonds, pursuant to
     Section 8 of Article VIII of the Origi-
     nal Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release.

     SECTION 3. So long as any Bonds of any series originally issued prior to January 1, 1997 are outstanding, in the event all or substantially all of the electric properties shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the fair value of the electric properties so released pursuant to Section 3 of Article VII of the Original Indenture, as stated in the engineer's certificate required by Section 3(b) of said Article VII, and the proceeds of the electric properties so released pursuant to Section 5 of said Article VII. Such retirement of Bonds shall be effected in either one or both of the following methods:

          (a) By the withdrawal pursuant to Section 2 of Article VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release; or

          (b) By causing the Trustee to purchase or redeem bonds, pursuant to
     Section 8 of Article VIII of the Original Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release.

The Bonds to be so retired pursuant to this Section 3 shall include a principal amount of Bonds of each Series then outstanding in the same ratio to the aggregate principal amount of all Bonds so retired as the aggregate principal amount of all Bonds of each Series outstanding immediately prior to such release bears to the total principal amount of all Bonds then outstanding.

                                    ARTICLE V

           AMENDMENT OF RATIO OF BONDS ISSUABLE; TO PROPERTY ADDITIONS
      AND OF CERTAIN OTHER RATIOS. AMENDMENTS OF NET EARNINGS TEST USE OF
          FACSIMILE SIGNATURES. AMENDMENT OF ARTICLE XV. RESERVATION OF
                          RIGHT TO AMEND ARTICLE VII.

     SECTION 1. So long as any of the Bonds of any series originally issued prior to January 1, 1997 shall remain outstanding:

          (1) Notwithstanding the provisions of Section 4 of Article III of the Original Indenture, no Bonds shall be authenticated and delivered pursuant to the provisions of Article III of the Original Indenture and issued upon the basis of net bondable value of property additions for an aggregate principal amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

          For the purposes of Subsections (e) and (f) of the definition of "net bondable value of property additions not subject to an unfunded prior lien", contained in Article I of the Original Indenture, and Subdivisions 8 and 9 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

          (2) Notwithstanding the provisions of Section 3(a) of Article VIII of the Original Indenture, no moneys received by the Trustee pursuant to
     Section 5(a) of Article III of the Original Indenture shall be paid over by the Trustee in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien, and for the purposes of Section 3 of Article VII of the Original Indenture, the amount of cash required to be deposited by the Company pursuant to Subsection (d) of said Section 3 of Article VII shall not be reduced in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

          (3) For the purposes of clauses (c) and (d) of the definition of "net bondable value of property additions subject to an unfunded prior lien", contained in Article I of the Original Indenture, and Subsection 7 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

          (4) Subsection (a) of Section 14, clauses (1) and (2) of Subsection
     (a) of Section 16 of Article IV and clause (1) of Subsection (b) of Section 1 of Article XII of the Original Indenture shall be deemed amended by substituting the words "sixty percent (60%)" for "seventy percent (70%)" where they appear in said provisions of the Original Indenture.

          (5) The definition of the term "net earnings available for interest, depreciation and property retirement", as contained in Article I of the Original Indenture, shall be deemed to mean the net earnings of the Company ascertained as follows:

               (a) The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained.

               (b) From the total, determined as provided in Subsection (a), there shall be deducted all operating expenses, including all salaries, rentals, insurance, license and franchise fees, expenditures for repairs and maintenance, taxes (other than income, excess profits and other taxes measured by or dependent on net taxable income), depreciation as shown on the books of the Company or an amount equal to the minimum provision for depreciation as hereinafter defined, whichever is greater, but excluding all property retirement appropriations, all interest and sinking fund charges, amortization of stock and debt discount and expense or premium and further excluding any charges to income or otherwise for the amortization of plant or property accounts or of amounts transferred therefrom.

               (c) The balance remaining after the deduction of the total amount computed pursuant to Subsection (b) from the total amount computed pursuant to Subsection (a) shall constitute the "net earnings of the Company available for interest", provided that not more than fifteen percent (15%) of the net earnings of the Company available for interest may consist of the aggregate of (i) net non-operating income,
          (ii) net earnings from mortgaged property other than property of the character of property additions and (iii) net earnings from property not subject to the lien of this Indenture.

               (d) No income received or accrued by the Company from securities and no profits or losses of capital assets shall be included in making the computations aforesaid.

               (e) In case the Company shall have acquired any acquired plant or systems or shall have been consoli-dated or merged with any other corporation, within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, there may be included, to the extent they may not have been otherwise included, the net earnings or net losses of such acquired plant or system or of such other corporation, as the case may be, for the whole of such period. The net earnings or net losses of such property additions, or of such other corporation for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided in the foregoing subsections of this definition as if such acquired plant or system had been owned by the Company during the whole of such period, or as if such other corporation had been consolidated or merged with the Company prior to the first day of such period.

               (f) In case the Company shall have obtained the release of any property pursuant to Section 3 of Article VII of the Original Indenture, of a fair value in excess of Five Hundred Thousand Dollars ($500,000), as shown by the engineer's certificate required by said
          Section 3, or shall have obtained the release of any property pursuant to Section 5 of Article VII of the Original Indenture, the proceeds of which shall have exceeded Five Hundred Thousand Dollars ($500,000), within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers' certificate filed with the Trustee pursuant to Section 3(b) of Article III or Section 16 of Article IV of the Original Indenture shall deem proper.

          The term "minimum charge for depreciation" as used herein shall mean an amount equal to (a) fifteen percent (15%) of the total operating revenues of the Company after deducting therefrom an amount equal to the aggregate cost to the Company of electric energy, gas and water purchased for resale to others and rentals paid for, or other payments made for the use of, property owned by others and leased to or operated by the Company, the maintenance of which and depreciation on which are borne by the owners, less (b) an amount equal to the expenditures for maintenance and repairs to the plants and property of the Company and included or reflected in its operating expense accounts.

          The terms "net earnings of property available for interest, depreciation and property retirement" and "net earnings of another corporation available for interest, depreciation and property retirement" as contained in Article I of the Original Indenture, when used with respect to any property or with respect to another corporation, shall mean the net earnings of such property or the net earnings of such other corporation, as the case may be, computed in the manner provided in Subsections (a), (b),
     (c) and (d) hereof.

          (6) Notwithstanding the provisions of clauses (1) and (2) of subsection (b) of Article III, and Subsection (b) of Section 14 of Article IV, and Subsection (b) of Section 16 of Article IV and clause (2) of Subsection (b) of Section 1 of Article XII of the Original Indenture, the computation of net earnings required therein shall be made as provided in Subsection (5) of this Section 1, and the net earnings tests required in said mentioned provisions of Articles III, IV and XII of the Original Indenture shall be based on two times the annual interest charges described in such provisions, instead of two and one-half times such charges, but shall not otherwise affect such provisions or relieve from the requirements therein pertaining to ten percent (10%) of the principal amount of Bonds therein described.

     SECTION 2. All of the Bonds of the First and Second Convertible Series and of any series initially issued after the initial issuance of Bonds of the First and Second Convertible Series shall, from time to time, be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents whose signature, notwithstanding the provisions of
Section 12 of Article II of the Original Indenture, may be by facsimile, and its corporate seal (which may be in facsimile) shall be thereunto affixed and attested by its Secretary or one of its Assistant Secretaries whose signature, notwithstanding the provisions of the aforesaid Section 12, may be by facsimile.

     In case any of the officers who have signed or sealed any of the Bonds of the First or Second Convertible Series or of any series initially issued after the initial issuance of Bonds of the First or Second Convertible Series manually or by facsimile shall cease to be such officers of the Company before such Bonds so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Company, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons who so signed or sealed such Bonds had not ceased to be such officer or officers of the Company; and also any such Bonds may be signed or sealed by manual or facsimile signature on behalf of the Company by such persons as at the actual date of the execution of any of such Bonds shall be the proper officers of the Company, although at the nominal date of any such Bond any such person shall not have been such officer of the Company.

     SECTION 3. Article XV of the Original Indenture is amended so as to substitute "sixty percent (60%)" for "eighty percent (80%)" wherever appearing in said Article XV.

     SECTION 4. Article XV of the Original Indenture is further amended by adding thereto a Section 9 to read as follows:

          "SECTION 9. (A) Anything in this Article XV contained to the contrary notwithstanding, the Trustee shall receive the written consent (in any number of instruments of similar tenor executed by bondholders or by their attorneys appointed in writing) of the holders of sixty per centum (60%) or more in principal amount of the bonds outstanding hereunder, and, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected by action taken pursuant to such consent, then also by consent of the holders of at least sixty per centum (60%) in principal amount of each series of bonds so to be affected and outstanding hereunder (at the time the last such needed consent is delivered to the Trustee) in lieu of the holding of a meeting pursuant to this Article XV and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 6 of this Article XV.

          "(B) Instruments of consent shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take ac-knowledgements, or (c) have their genuineness otherwise established to the satisfaction of the Trustee.

          "The amount of bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his behalf), and the date of his holding the same, may be proved by exhibiting the bonds to and obtaining a certificate executed by (i) any bank or trust or insurance company, or (ii) any trustee, secretary, administrator or other proper officer of any pension, welfare, hospitalization or similar fund or funds, or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, or of any State or of any Territory, or (iv) any other person or corporation satisfactory to the Trustee. A bondholder in any of the foregoing categories may sign a certificate in his own behalf.

          "Each such certificate shall be dated and shall state, in effect, that, as of the date thereof, a coupon bond or bonds bearing a specified serial number or numbers was deposited with or exhibited to the signer of such certificate. The holding by the person named in any such certificate of any bond specified therein shall be presumed to continue unless (1) any certificate bearing a later date issued in respect of the same bond shall be produced, (2) the bond specified in such certificate (or any bond or bonds issued in exchange or substitution for such bond) shall be produced by another holder, or (3) the bond specified in such certificate shall be registered as to principal in the name of another holder or shall have been surrendered in exchange for a fully registered bond registered in the name of another holder. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry books.

          "(C) Until such time as the Trustee shall receive the written consent of the necessary per centum in principal amount of the bonds required by the provisions of Subsection (A) above for action contemplated by such consent, any holder of a bond, the serial number of which is shown by the evidence to be included in the bonds the holders of which have con-sented to such action, may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Subsection
     (B) above, revoke such consent so far as it concerns such bond. Except as aforesaid, any such action taken by the holder of any bond shall be conclusive and binding upon such holder and upon all future holders of such bond (and any bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the bonds specified in Subsection (A) above in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the bonds."

     SECTION 5. The Company reserves the right subject to appropriate corporate action, but without the consent or other action of holders of bonds of any series created after January 1, 1997, to make such amendments to the Original Indenture, as supplemented, as shall be necessary in order to amend Article VII thereof by adding thereto a Section 8 and a Section 9 to read as follows:

          "SECTION 8. Notwithstanding any other provision of this Indenture, unless an event of default shall have happened and be continuing, or shall happen as a result of the making or granting of an application to release mortgaged property permitted by this Section 8, the Trustee shall release from the lien of this Indenture any mortgaged property if the fair value to the Company of all of the property constituting the trust estate (excluding the mortgaged property to be released but including any mortgaged property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to 10/7ths of the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, upon receipt by the Trustee of:

               "(a) an officers' certificate dated the date of such release, requesting such release, describing in reasonable detail the mortgaged property to be released and stating the reason for such release;

               "(b) an engineer's certificate, dated the date of such release, stating (i) that the signer of such engineer's certificate has examined such officers' certificate in connection with such release, (ii) the fair value to the Company, in the opinion of the signer of such engineer's certificate, of (A) all of the property constituting the trust estate, and (B) the mortgaged property to be released, in each case as of a date not more than 90 days prior to the date of such release, and
          (iii) that in the opinion of such signer, such release will not impair the security under this Indenture in contravention of the provisions hereof;

               "(c) in case any bondable property is being acquired by the Company with the proceeds of, or otherwise in connection with, such release, an engineer's certificate, dated the date of such release, as to the fair value to the Company, as of the date not more than 90 days prior to the date of such release, of the bondable property being so acquired (and if within six months prior to the date of acquisition by the Company of the bondable property being so acquired, such bondable property has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the fair value to the Company of such bondable property, as set forth in such certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time outstanding, such certificate shall be an independent appraiser's certificate);

               "(d) an officer's certificate, dated the date of such release, stating the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, and stating that the fair value to the Company of all of the property constituting the trust estate (excluding the mortgaged property to be released but including any bondable property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the independent appraiser's certificate filed pursuant to Section 8(c) equals or exceeds an amount equal to 10/7ths of such aggregate principal amount;

               "(e) an officers' certificate, dated the date of such release, stating that, the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture;

               "(f) an opinion of counsel, dated the date of such release, as to compliance with conditions precedent.

          "SECTION 9. If the Company is unable to obtain, in accordance with any other Section of this Article VII, the release from the lien of this Indenture of any property constituting part of the trust estate, unless an event of default shall have happened and be continuing, or shall happen as a result of the making or granting of an application to release mortgaged property permitted by this Section 9, the Trustee shall release from the lien of this Indenture any mortgaged property if the fair value to the Company thereof, as shown by the engineer's certificate filed pursuant to
     Section 9(b), is less than 1/2 of 1% of the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, provided that the aggregate fair value to the Company of all mortgaged property released pursuant to this Section 9, as shown by all engineer's certificates filed pursuant to Section 9(b) in any period of 12 consecutive calendar months which includes the date of such engineer's certificate, shall not exceed 1% of the aggregate principal amount of the outstanding Bonds and prior lien bonds outstanding at the time of such release, upon receipt by the Trustee of:

               "(a) an officers' certificate, dated the date of such release, requesting such release, describing in reasonable detail the mortgaged property to be released and stating the reason for such release;

               "(b) an engineer's certificate, dated the date of such release, stating (A) that the signer of such engineer's certificate has examined such officers' certificate in connection with such release,
          (B) the fair value to the Company, in the opinion of the signer of such engineer's certificate, of such mortgaged property to be released as of a date not more than

          90 days prior to the date of such release, and (C) that in the opinion of such signer such release will not impair the security under this Indenture in contravention of the provisions hereof;

               "(c) an officers' certificate, dated the date of such release, stating the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, that 1/2 of 1% of such aggregate principal amount does not exceed the fair value to the Company of the mortgaged property for which such release is applied for as shown by the engineer's certificate referred to in Section 9(b), and that 1% of such aggregate principal amount does not exceed the aggregate fair value to the Company of all mortgaged property released from the lien of this Indenture pursuant to this Section 9 as shown by all engineer's certificates filed pursuant to Section 9(b) in such period of 12 consecutive calendar months;

               "(d) an officers' certificate, dated the date of such release, stating that, the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture; and

               "(e) an opinion of counsel, dated the date of such release, as to compliance with conditions precedent."

     The Company also reserves the right subject to appropriate corporate action, but without the consent or other action of holders of Bonds of any series created after January 1, 1997 to amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by the foregoing Sections 8 and 9.

     SECTION 6. The Company reserves the right subject to appropriate corporate action, but without the consent or other action of holders of Bonds of any series created after January 1, 1997 to:

          (a) delete as a condition to the authentication of additional Bonds pursuant to Sections 4, 5 or 6 of Article III of the Original Indenture the requirement to file or deposit with the Trustee the officers' certificate described in Section 3(b) of Article III of the Original Indenture;

          (b) delete as a condition to the consolidation or merger of the Company into, or sale by the Company of its property as an entirety or substantially as an entirety to another corporation the requirement set forth in Section 1(b)(2) of Article XII of the Original Indenture;

          (c) delete as a condition to the release of property pursuant to
     Section 3 of Article VII of the Original Indenture, the requirement to obtain an independent engineer's certificate under the circumstances set forth in Section 3(c) of Article VII; and

          (d) amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by this Section 6.

                                   ARTICLE VI

         Conversion of Bonds of the First and Second Convertible Series.

     SECTION 1. At any time after the Bonds of the First Convertible Series are outstanding the Company may, at its option, convert (the "First Convertible Series Conversion") all, but not less than all, of the then outstanding Bonds of the First Convertible Series for the same principal amount of the New Senior Notes. Holders of Bonds of the First Convertible Series so converted will be entitled to receive $1,000 in principal amount of New Senior Notes for each $1,000 of principal amount of Bonds of the First Convertible Series held by such holder, as of the date fixed for the First Convertible Series Conversion. At any time after the Bonds of the Second Convertible Series are outstanding the Company may, at its option, convert (the "Second Convertible Series Conversion") all, but not less than all, of the then outstanding Bonds of the Second Convertible Series for the same principal amount of the New Senior Notes. Holders of Bonds of the Second Convertible Series so converted will be entitled to receive $1,000 in principal amount of New Senior Notes for each $1,000 of principal amount of Bonds of the Second Convertible Series held by such holder as of the date fixed for the Second Convertible Series Conversion. The First Convertible Series Conversion and the Second Convertible Series Conversion are referred to collectively herein as the "Conversion" and any date set for a Conversion is referred to as the "Conversion Date".

     SECTION 2. The Company may condition its obligation to convert the Bonds of the First or Second Convertible Series upon the satisfaction of such conditions as the Company may include in the notice required by Section 3 of this Article VI, and no event of default shall arise hereunder from the failure to convert such Bonds of the First or Second Convertible Series in the event such conditions are not satisfied.

     SECTION 3. In connection with any such Conversion, interest on converted Bonds of the First or Second Convertible Series which has accrued but has not been paid as of the Conversion Date will accrue on New Senior Notes from the date on which interest was last paid on the Bonds of the First or Second Convertible Series so converted and interest on such Bonds shall cease to accrue, provided that accrued interest on Bonds of the First or Second Convertible Series converted after a record date but before the related interest payment date, shall be paid to the holder of record of such Bonds of the First or Second Convertible Series on such interest payment date and interest on such Bonds shall cease to accrue, and the New Senior Notes into which such Bonds of the First or Second Convertible Series shall have been converted will begin to accrue interest from such interest payment date. The rights of the holders of the Bonds of the First or Second Convertible Series as bondholders of the Company with respect to the bonds converted will cease and the person or persons entitled to receive the New Senior Notes issuable upon Conversion will be treated as the registered holder or holders of such New Senior Notes from the Conversion Date. New Senior Notes issued in conversion of Bonds of the First or Second Convertible Series will be issued in principal amounts of $1,000 and integral multiples thereof. The Company may condition its obligation to convert Bonds of the First or Second Convertible Series upon the satisfaction of certain conditions to be specified in the notice referred to below. The Company will mail to each holder of record of the Bonds of the First or Second Convertible Series to be converted into New Senior Notes written notice thereof at least 15 and not more than 120 days prior to the Conversion Date. The notice must state
(i) the Conversion Date, (ii) the place or places where certificates for Bonds of the First or Second Convertible Series may be surrendered for conversion into New Senior Notes, (iii) that interest on the New Senior Notes will accrue from the date on which interest on the Bonds of the First or Second Convertible Series was last paid (except in the case of a Conversion Date after a record date, but before the related interest payment date, in which case interest will accrue from the interest payment date next following such record date) and interest on Bonds of the First or Second Convertible Series shall henceforth no longer accrue, (iv) the conditions, if any, required to be satisfied concurrent with or prior to the Con-version Date, (v) that whether or not certificates for Bonds of the First or Second Convertible Series are surrendered for conversion on such Conversion Date, holders of the Bonds of the First or Second Convertible Series will be treated as holders of New Senior Notes from and after the Conversion Date and
(vi) on and after the Conversion Date Bonds of the First or Second Convertible Series shall be deemed refundable bonds, and may be used for any purpose provided for such bonds under the Mortgage.

     SECTION 4. Any of the Bonds of the First or Second Convertible Series delivered to the Trustee for conversion pursuant to this Article VI shall be forthwith canceled by the Trustee, provided that whether or not so delivered all converted Bonds of the First or Second Convertible Series shall be refundable Bonds as defined in the Indenture, and shall no longer be outstanding thereunder, and shall be useable by the Company to satisfy the conditions under
Section 2 of Article VIII of the Original Indenture and in Section 2 of Article IV of the Twenty-Sixth Supplemental Indenture dated as of February 15, 1990, the Twenty-Eighth Supplemental Indenture dated July 1, 1992, the Twenty-Ninth Supplemental Indenture dated as of August 20, 1992, the Thirtieth Supplemental Indenture dated as of February 1, 1993, the Thirty-First Supplemental Indenture dated as of April 15, 1993 and the Thirty-Second Supplemental Indenture dated as of April 15, 1994 and any similar provision contained in any Supplemental Indenture entered after the date of this Supplemental Indenture.

                                   ARTICLE VII

                            Miscellaneous Provisions.

     SECTION 1. The Trustee accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as amended, set forth and upon the following terms and conditions.

     SECTION 2. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XIII of the Original Indenture, as amended by the Second Supplemental Indenture, shall apply to and form part of this Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Supplemental Indenture.

     SECTION 3. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall, subject to the provisions of Articles XII and XIII of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 4. Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Bonds and coupons outstanding under the Indenture, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds and of the coupons outstanding under the Indenture.

     SECTION 5. This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     SECTION 6. The Titles of the several Articles of this Supplemental Indenture shall not be deemed to be any part thereof.

     IN WITNESS WHEREOF, WESTERN RESOURCES, INC., party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, President, Chief Executive Officer or a Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and HARRIS TRUST AND SAVINGS BANK, party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and its corporate seal to be attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

(CORPORATE SEAL)                         WESTERN RESOURCES, INC.


                                         By:  /s/ Steven L. Kitchen
                                              -------------------------
                                              Steven L. Kitchen
                                              Executive Vice President
                                              and Chief Financial Officer

ATTEST:


By: /s/ Richard D. Terril
    --------------------------
    Richard D. Terril
    Secretary

Executed, sealed and delivered by
  WESTERN RESOURCES, INC.
  in the presence of:


By: /s/ Stacy F. Kramer
    ----------------------------
    Stacy F. Kramer


By: /s/ Rita J. Petty
    ----------------------------
    Rita J. Petty

                                     HARRIS TRUST AND SAVINGS BANK,
                                       As Trustee


                                     By:  /s/ Judith Bartolini
                                          ---------------------------------
                                          Judith Bartolini
ATTEST:


By:  D.G. Donovan
     ---------------------------


Executed, sealed and delivered by HARRIS TRUST AND SAVINGS BANK in the presence of:


By:  R. Johnson
     ---------------------------


By:  R. R. Reil
     ---------------------------

STATE OF KANSAS   )
                  :  ss.:
COUNTY OF SHAWNEE )

     BE IT REMEMBERED, that on this ____ day of _______________, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came __________ and __________, of Western Resources, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                                            ---------------------------
                                                 Notary Public
                                             My Commission Expires

STATE OF ILLINOIS )
                  :  ss.:
COUNTY OF COOK    )

     BE IT REMEMBERED, that on this ____ day of ______________, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came __________ and _________, of Harris Trust and Savings Bank, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.


                                        -------------------------
                                              Notary Public
                                          My Commission Expires

STATE OF KANSAS   )
                  :  ss.:
COUNTY OF SHAWNEE )

     BE IT REMEMBERED, that on this ____ day of _______________, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came __________ and __________, of Western Resources, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, being by me respectively duly sworn, did each say that the said __________ is Executive Vice President and Chief Financial Officer and that the said __________ is Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith, for the uses and purposes therein set forth and without any intent to hinder, delay, or defraud creditors or purchasers.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.


                                       ------------------------
                                            Notary Public
                                        My Commission Expires

                                   APPENDIX A

                                       to

                       THIRTY-THIRD SUPPLEMENTAL INDENTURE

                              Dated August 11, 1997

                             Western Resources, Inc.

                                       to

                          Harris Trust and Savings Bank

                                  ------------

                            DESCRIPTION OF PROPERTIES
                         LOCATED IN THE STATE OF KANSAS


                                      FIRST

                             PARCELS OF REAL ESTATE

                                DICKINSON COUNTY

Electric Substation

          A tract of land in the Northeast Corner of Section 12, Township 14 South, Range 3 East of the Sixth Principal Meridian, Dickinson County, Kansas, more particularly described as follows:

          Commencing at the Northeast Corner of said Northeast Quarter as the Point of Beginning; thence on an assumed bearing of South 0 degrees, 14 minutes, 56 seconds, East, coincident with the East line of said Northeast Quarter, a distance of 340.00 feet; thence on a bearing of South 89 degrees, 51 minutes, 22 seconds, West, parallel with the North line of said Northeast Quarter, a distance of 220.00 feet; thence on a bearing of North 0 degrees, 14 minutes, 56 seconds, West, parallel with the East line of said Northeast Quarter, a distance of 340.00 feet; thence on a bearing of North 89 degrees, 51 minutes, 22 seconds, East, on the North line of said Northeast Quarter, a distance of 220.00 feet to the Point of Beginning.

          The above described tract of land contains 1.72 acres, more or less, less existing road right of way.



                                    App. A-1

Electric Substation

          A tract of land located in the Southeast Quarter of the Northwest Quarter (SE1/4 NW1/4) of Section 17, Township 13 South, Range 2 East of the 6th P.M., Dickinson County, Kansas, more particularly described as follows:

          Beginning at a point 1220 feet West and 30 feet North of the Southeast Corner of said NW1/4; thence North parallel to the East line of said NW1/4 a distance of 295 feet to a point on the South line of a vacated North Ninth Street in Boston Heights Addition to the City of Abilene, Kansas; thence East coincident with the South line of said vacated North Ninth Street a distance of 170 feet; thence South parallel to the East line of said NW1/4 a distance of 295 feet; thence West to the Point of Beginning.

                                JEFFERSON COUNTY

Electric Substation

          A tract of land in the Southeast Quarter (SE/4) of Section Twenty-five
     (25), Township Seven South (T7S), Range Eighteen East (R18E) of the 6th P.M., in Jefferson County, Kansas, more particularly described as follows:

          Commencing at the Southeast corner (SEcr) of said Southeast Quarter (SE/4) Section; thence West on AZ 270 degrees, 22 minutes, 15 seconds, 1,478.81 feet coincident with the South line of said Quarter Section; thence on AZ 05 degrees, 30 minutes, 58 seconds, 35.14 to the North Right of Way Line of County Road FAS 1325, said point being the POINT OF BEGINNING; thence continuing North on AZ 05 degrees, 30 minutes, 58 seconds, 523.51 feet; thence on AZ 52 degrees, 28 minutes, 12 seconds,
     553.68 feet; thence on AZ 142 degrees, 28 minutes, 12 seconds, 550.00 feet to the North Right of Way Line of County Road FAS 1325; thence on AZ 232 degrees, 28 minutes, 12 seconds, 545.97 feet coincident with said Right of Way Line; thence around a curve to the right 288.98 feet having a radius of
     436.68 feet and a chord AZ of 251 degrees, 25 minutes, 13 seconds, 283.74 feet, coincident with said Right of Way Line; thence on AZ 270 degrees, 22 minutes, 15 seconds, 122.53 feet to the POINT OF BEGINNING.



                                    App. A-2

                                 KINGMAN COUNTY

Compressor Station

          A tract of land located in the Northwest Quarter (NW/4) of Section Seven (7), Township Twenty-Eight (28) South, Range Eight (8) West, Kingman County, more fully described as follows:

          Beginning at the Northwest Corner of Section Seven, Township Twenty-Eight (28) South, Range Eight (8) West, thence East along North Line of said Section a distance of 1640 feet; thence South 110 feet; thence West, parallel to the North Line of said Section a distance of 1640 feet; thence North 110 feet to the place of beginning.

                               LEAVENWORTH COUNTY

Electric Substation

          A tract of land in the Northeast Quarter (NE1/4) of Section 35, Township 9 South, Range 22 East of the 6th P.M., in Leavenworth County, Kansas, more particularly described as follows:

          Commencing at the Northeast Corner of said NE1/4; thence South 00 degrees, 15 minutes, 15 seconds, East, 1271.9 feet coincident with the East line of said Quarter Section to the POINT OF BEGINNING; thence continuing South 00 degrees, 15 minutes, 15 seconds, East, 620.0 feet; thence South 90 degrees, 00 minutes, 00 seconds, East, 480.0 feet to the POINT OF BEGINNING, containing 6.83 acres, more or less.

                                MCPHERSON COUNTY

          A tract of land in the Southwest Quarter (SW1/4) of Section 7, Township 17 South, Range 3 West of the 6th P.M., McPherson County, Kansas, more particularly described as follows:

          Commencing at the Southeast Corner of said SW1/4; thence on an assumed bearing of North 00 degrees, 19 minutes, 04 seconds, West, coincident with the East Line of said SW1/4, a distance of 30 feet to intersect the North right of way line of the county road and the POINT OF BEGINNING; thence on a bearing of South 89 degrees, 27 minutes, 39 seconds, West, coincident with said North right of way line, a distance of 100 feet; thence North 00 degrees, 19 minutes, 04 seconds, West, parallel with the



                                    App. A-3

     East line of said SW1/4, a distance of 870.00 feet; thence South 89 degrees, 27 minutes, 39 seconds, West, a distance of 300.00 feet; thence North 00 degrees, 19 minutes, 04 seconds, West, a distance of 560.00 feet; thence North 89 degrees, 27 minutes, 39 seconds, East, a distance of 400.00 feet; thence South 00 degrees, 19 minutes, 04 seconds, East, a distance of 1,430.00 feet to the POINT OF BEGINNING.

                                   RENO COUNTY

Compressor Station

          A tract of land located in the Southeast Quarter (SE/4) of Section Thirty-Six (36), Township Twenty-Three (23), Range Six (6) West, Reno County, more fully described as follows:

          Beginning on the East line of said SE/4 at a point Three Hundred and Fifty (350) feet North of the Southeast Corner of said SE/4; thence West, parallel to the South line of said SE/4 a distance of Six Hundred and Fifty
     (650) feet; thence North, parallel to said East line a distance of Two Hundred and Fifty (250) feet; thence East, parallel to said South line a distance of Six Hundred and Fifty (650) feet to said East line; thence South along said East line to the point of beginning.

                                  SALINE COUNTY

Electric Substation

          The North 250 feet of Lot One, and all of Lots Two and Three in Block Two of the Wheatridge Addition to the City of Salina, Saline County, Kansas.


                                     SECOND

                          ELECTRICAL TRANSMISSION LINES
                         LOCATED IN THE STATE OF KANSAS

Line 115-90 6th Street Sub. to
Lawrence Hill Sub.

          A 115,000 volt single pole wood and steel, and H-frame wood overhead electric transmission line three and thirteen hundredths (3.13) miles in length beginning at 6th Street Substation located in the SW 1/4 of Section 30, Township 12 South, Range 20 East, Douglas County, Kansas;



                                    App. A-4
     thence extending Northwesterly to a point near the Southeast corner NW 1/4
     Section 25, Township 12 South, Range 19 East, Douglas County, Kansas; thence continuing Northwesterly through said Section 25 and 24 to a point near the Southwest corner NW 1/4 NE 1/4 of said Section 24; thence Northwesterly to a point near the Northwest corner NE 1/4 NW 1/4 Section 24, Township 12 South, Range 19 East, Douglas County, Kansas; thence Westerly through the SW 1/4 Section 13, Township 12 South, Range 19 East, Douglas County, Kansas to a point near the Southwest corner SW 1/4 of said
     Section 13; thence Southwesterly through Section 14, Township 12 South, Range 19 East, Douglas County, Kansas to a point near the Northeast corner NE 1/4 Section 23, Township 12 South, Range 19 East, Douglas County, Kansas; thence West to a point near the Northeast corner NW 1/4 NE 1/4 of said Section 23; thence Northwesterly to a point near the Southeast corner SW 1/4 SE 1/4 Section 14, Township 12 South, Range 19 East, Douglas County, Kansas; thence Westerly to a point near the Southeast corner SW 1/4 SW 1/4 NE 1/4 of said Section 14; thence North to a point near the Southeast corner NW 1/4 SW 1/4 NE 1/4 of said Section 14; thence West to Lawrence Hill Substation located in the SE 1/4 SW1/4 Section 14, Township 12 South, Range 19 East, Douglas County, Kansas.

Line 115-47 Wildcat Creek Sub. to
KSU Campus Sub.

          A 115,000 volt single pole wood overhead electric transmission line one and one hundredths (1.01) miles in length beginning at KSU Campus Substation located in the NW 1/4 Section 7, Township 10 South, Range 8 East, Riley County, Kansas; thence North through said Section 7 and 6 to a point near the Northwest corner NW 1/4 Section 6, Township 10 South, Range 8 East, Riley County, Kansas; this point connecting with the existing overhead electric transmission line to Wildcat Creek Substation.

Line 115-47 KSU Campus Sub. to
Matters Corner Sub.

          A 115,000 volt single pole wood overhead electric transmission line one and twenty seven hundredths (1.27) miles in length beginning at KSU Campus Substation located in the NW 1/4 Section 7, Township 10 South, Range 8 East, Riley County, Kansas; thence East to a point near the Southeast corner NW 1/4



                                    App. A-5

     NW 1/4 of said Section 7; thence Northeasterly through said Section 7 and 6 to Matters Corner Substation located near the Northeast corner NW 1/4
     Section 6, Township 10 South, Range 8 East, Riley County, Kansas.

Line 115-88  Southtown Sub. to
Southtown Jct.

          A 115,000 volt single and double circuit, single pole wood, overhead electric transmission line forty hundredths (0.40) miles in length, beginning at Southtown Substation located near the Southwest corner SW 1/4,
     Section 36, Township 13 South, Range 23 East, Johnson County, Kansas; thence extending Easterly to Southtown Junction, located near the Southwest corner SW 1/4 SE 1/4, Section 36, Township 13 South, Range 23 East, Johnson County, Kansas.

                                      THIRD

                             NATURAL GAS FACILITIES

                                   RENO COUNTY

Compressor Station

          A certain gas fired, reciprocating, electric motor driven 7500 horsepower compressor station connecting Company Line No. 1612 to Yaggy Storage Field located on a tract in the Southeast Quarter (SE/4) of Section Twenty-Five (25), Township Twenty-Two (22) South, Range Seven (7) West, Reno County.

Natural Gas Storage Field (Yaggy)

          A certain bedded salt, natural gas storage field, including bedded salt caverns, wellhead facilities, valving and piping, located on tracts in the South One-Half (S/2) of Section Thirty (30), and the Southwest Quarter (SW/4) of Section Twenty-Five (25), all in Township Twenty-Two (22) South, Range Six (6) West, Reno County.

                                     FOURTH

                                PIPELINES LOCATED
                             IN THE STATE OF KANSAS

Line 1 - Line 1612

          A certain sixteen (16) inch steel gas transmission line approximately eleven and seventy-four hundredths (11.74) miles in length commencing at a point of connection with Company Compressor (Hutchinson) in the Southeast


                                    App. A-6

     Quarter (SE/4) of Section Thirty-Six (36), Township Twenty-Three (23) South, Range Six (6) West, Reno County; thence extending in a Northwesterly direction to a point of connection with Company Storage (Yaggy) in the Southeast Quarter (SE/4) of Section Twenty-Five (25), Township Twenty-Two
     (22) South, Range Seven (7) West, Reno County.

Line 2 - Line 0481

          A certain four (4) inch steel gas transmission line approximately one and twenty hundredths (1.20) miles in length commencing at a point of connection with Company Line 0481 in the Northeast Quarter (NE/4) of Section Six (6), Township Thirty-Three (33) South, Range Twenty-Two (22) West, Clark County; thence extending in a southwesterly direction to a point of connection with Company Ashland Town Border Station in the Southeast Quarter (SE/4) of Section One (1), Township Thirty-Three (33) South, Range Twenty-Three (23) West, Clark County.

Line 3 - Line 0633

          A certain six (6) inch steel gas transmission line approximately nine and fourteen hundredths (9.14) miles in length commencing at a point of connection with Company Line 0854 in the Southeast Quarter (SE/4) of Section Fourteen (14), Township Nineteen (19) South, Range One (1) West, McPherson County; thence extending East to a point of connection with Company Line 0440 in the Northwest Quarter (NW/4) of Section Twenty-One
     (21), Township Nineteen (19) South, Range Two (2) East, Marion County.

Line 4 - Line 1009

          A certain ten (10) inch steel gas transmission line approximately six and thirty-five hundredths (6.35) miles in length commencing at a point of connection with Others' Facilities in the Northwest Quarter (NW/4) of Section Two (2), Township Thirty-One (31) South, Range Thirty-Six (36) West, Stevens County; thence extending northeasterly to a point of connection with Company Metering Facilities located in the Northeast Quarter (NE/4) of Section Five (5), Township Thirty (30) South, Range Thirty-Five (35) West, Grant County.

Line 5 - Line 1211

          A certain twelve (12) inch steel gas transmission line approximately six and fifty hundredths (6.50) miles in length commencing at a point of connection with Company



                                    App. A-7

     Line 1211 in the Southwest Quarter (SW/4) of Section Twenty-Nine (29), Township Seventeen (17) South, Range Two (2) West, McPherson County; thence extending in a northerly direction to a point of connection with Company Line 0803 in the Northwest Quarter (NW/4) of Section Thirty-One (31), Township Sixteen (16) South, Range Two (2) West, Saline County.

Line 6 - Line 0842

          A certain eight (8) inch steel gas transmission line approximately twenty-nine and fifty hundredths (29.50) miles in length commencing at a point of connection with Company Line 0842 in the Northwest Quarter (NW/4) of Section Nine (9), Township Nineteen (19) South, Range Thirteen (13) West, Barton County; thence extending in a north-northwesterly direction to a point of connection with Company Line 0853 in the Southeast Quarter (SE/4) of Section Twenty-seven (27), Township Seventeen (17) South, Range Seventeen (17) West, Rush County.

Line 7 - Line 0630

          A certain six (6) inch steel gas transmission line approximately four and thirty hundredths (4.30) miles in length commencing at a point of connection with Company Line 0630 in the Southwest Quarter (SW/4) of Section Eleven (11), Township Nineteen (19) South, Range Two (2) West, McPherson County; thence extending in a northwesterly direction to a point of connection with Company Metering Facility (Salina Check Meter) in the Southwest Quarter (SW/4) of Section Twenty-Nine (29), Township Eighteen
     (18) South, Range Two (2) West, Saline County.

Line 8 - Line 0853

          A certain eight (8) inch steel gas transmission line approximately four and ninety hundredths (4.90) miles in length commencing at a point of connection with Company Line 0853 in the Southwest Quarter (SW/4) of Section Three (3), Township Fourteen (14) South, Range Sixteen (16) West, Ellis County; thence extending in an east-northeasterly direction to a point of connection with Company Line 0608 the Northwest Quarter (NW/4) of Section Thirty-Three (33), Township Thirteen (13) South, Range Fifteen (15) West, Russell County.



                                    App. A-8

Line 9 - Line 0633

          A certain six (6) inch steel gas transmission line approximately four and fifty-seven hundredths (4.57) miles in length commencing at a point of connection with Company Line 0406 in the Northwest Quarter (NW/4) of Section Eight (8), Township Nineteen (19) South, Range Three (3) East, Marion County; thence extending in an easterly direction to a point of connection with Company Line 0405 the Northeast Quarter (NE/4) of Section Twelve (12), Township Nineteen (19) South, Range Three (3) East, Marion County.

Line 10 - Line 2401

          A certain twenty-four (24) inch steel gas transmission line approximately one (1) mile in length commencing at a point of connection with Company Line 2202 in the Southeast Quarter (SE/4) of Section Thirty-Six (36), Township Twenty-Three (23) South, Range Six (6) West, Reno County; thence extending in a Northeasterly direction to a point of connection with Company Line 2401 in the Northwest Quarter (NW/4) of Section Thirty-One (31), Township Twenty-Three (23) South, Range Five (5) West, Reno County.

Line 11 - Line 1006

          A certain ten (10) inch steel gas transmission line approximately seven and seventy-nine hundredths (7.79) miles in length commencing at a point of connection with Company Line 1006 in the Northwest Quarter (NW/4) of Section Thirty-Five (35), Township Thirty-One (31) South, Range Forty
     (40) West, Morton County; thence extending in a southerly direction to a point of connection with Others Facility (Anadarko Petroleum Company) in the Southwest Quarter (SW/4) of Section Two (2), Township Thirty-Three (33) South, Range Forty (40) West, Morton County.

Line 12 - Line 1220

          A certain twelve (12) inch steel gas transmission line approximately zero and thirty-eight hundredths (0.38) miles in length commencing at a point of connection with Company Line 1605 in the Southeast Quarter (SE/4) of Section Fourteen (14), Township Nineteen (19) South, Range Three (3) West, McPherson County; thence extending in an easterly direction to a point of connection with Others Facility (BPU) in the Northwest Quarter (NW/4) of Section Twenty-Four (24), Township Nineteen (19) South, Range Three (3) West, McPherson County.



                                    App. A-9